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                                                                    EXHIBIT 21.1

                                  VIASAT, INC.
                                  SUBSIDIARIES

NAME                                          JURISDICTION OF INCORPORATION
--------------------------------              -----------------------------
ViaSat Europe Limited                                 United Kingdom
ViaSat Australia Pty Limited                          Australia
ViaSat, Inc. Limitada                                 Chile
ViaSat Canada Company                                 Canada
ViaSat Worldwide Limited                              Delaware
ViaSat China Services, Inc.                           Delaware
ViaSat Foreign Sales Corporation                      Barbados
ViaSat Italia SRL                                     Italy
ViaSat India Private Limited                          India
Immeon Networks LLC                                   Delaware
U.S. Monolithics LLC                                  Arizona
TrellisWare Technologies, Inc.*                       Delaware




* ViaSat owns approximately 60% of the outstanding stock.